UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2019
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement and RSN Acquisition
On May 3, 2019, Diamond Sports Group, LLC (“Diamond”), an indirect wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with the Walt Disney Company (“Disney”) and Fox Cable Networks, LLC, an indirect wholly-owned subsidiary of Disney (the “Selling Subsidiary”). Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, Diamond has agreed to purchase from the Selling Subsidiary all of the outstanding equity interests of Fox Sports Net, LLC, which owns a 100% or controlling interest in 21 regional sports networks (“RSNs”) (excluding the YES Network) and Fox College Sports acquired by Disney as part of its acquisition of Twenty-First Century Fox, Inc. (“21 CF”) for a cash purchase price of $9.6 billion, subject to certain adjustments (the “RSN Acquisition”). Diamond’s payment obligations under the Purchase Agreement will be fully guaranteed by Sinclair.

The consummation of the RSN Acquisition is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt of approval from the Department of Justice under the consent decree entered into by Disney in connection with its acquisition of 21 CF (“DOJ Approval”), and (ii) the absence of certain legal impediments to the consummation of the RSN Acquisition. Diamond’s respective obligations to consummate the RSN Acquisition are also subject to certain additional customary conditions, including (i) accuracy of the representations and warranties of the other party, subject to specified materiality standards, (ii) performance by the other party of its covenants in all material respects, and (iii) since the date of the Purchase Agreement, no material adverse effect with respect to the RSN business having occurred. The RSN Acquisition does not require approval of the stockholders of Disney or Sinclair and is not subject to any financing contingency.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature.  The Purchase Agreement also contains customary pre-closing covenants, including the obligation of Disney to conduct the RSN business in the ordinary course consistent with past practices and to refrain from taking certain specified actions without the consent of Diamond.

The Purchase Agreement also obligates Diamond and Sinclair to agree to take such actions as are necessary to secure DOJ Approval, subject to certain limitations set forth in the Purchase Agreement.

The Purchase Agreement contains certain termination rights for both Diamond and Disney. If the Purchase Agreement is terminated by Disney as a result of the failure of Diamond to consummate the RSN Acquisition after DOJ Approval and the other conditions to Diamond’s obligation to close are satisfied, Diamond will be required to pay a termination fee to Disney of $864 million.

In addition to the foregoing termination rights, either party may terminate the Purchase Agreement if the RSN Acquisition is not consummated on or before an outside date of February 3, 2020 (the “Outside Date”).

The foregoing description of the RSN Acquisition and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1 and which is incorporated herein by reference.  The Purchase Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Diamond, Disney or the Selling Subsidiary.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information set forth in a confidential Disclosure Letter delivered to Diamond in connection with the signing of the Purchase Agreement.  This confidential Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants of Disney and the Selling Subsidiary set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between Diamond, Disney and the Selling Subsidiary rather than establishing matters as facts.

Financing
Diamond Debt Commitment

To support its obligations under the Purchase Agreement, Diamond has obtained commitments from JPMorgan Chase Bank, N.A., Deutsche Bank AG, Royal Bank of Canada, Bank of America, N.A. and, in some cases, certain of their affiliates (collectively, the “Lenders”) pursuant to a commitment letter (the “Diamond Debt Commitment Letter”) to provide Diamond with (1) a seven-year term loan facility of approximately $3,300.0 million (the “Term Loan Facility”), (2) a five-year revolving credit facility of approximately $300.0 million (the “Revolving Credit Facility”), (3) a senior secured bridge facility of approximately $2,550.0 million (should Diamond be unable to issue senior secured notes yielding $2,550.0 million in gross cash proceeds on or prior to the date of the consummation of the RSN Acquisition) (the “Secured Bridge Facility”), and (4) a senior unsecured bridge facility of approximately $2,325.0 million (should Diamond be unable to issue senior unsecured notes yielding $2,325.0 million in gross cash proceeds on or prior to the date of the consummation of the RSN Acquisition) (the “Unsecured Bridge Facility,” and collectively with the Term Loan, Revolving Credit Facility and Secured Bridge Facility, the “RSN Acquisition Financing”). All obligations under the RSN Acquisition Financing will be guaranteed by Diamond’s direct parent and each of Diamond’s direct and indirect, existing and future wholly-owned domestic restricted subsidiaries, subject to certain exceptions, and secured by a perfected first priority interest in substantially all tangible and intangible assets of Diamond and the guarantors, subject to certain permitted liens and other agreed upon exceptions. The RSN Acquisition Financing will not be guaranteed by Sinclair, Sinclair’s wholly-owned subsidiary Sinclair Television Group, Inc. (“STG”), or any of STG’s subsidiaries.

The Diamond Debt Commitment Letter contains indicative pricing for the loans under the Term Loan Facility and for loans under the Revolving Credit Facility at rates either based on an adjusted London InterBank Offered Rate (“LIBOR”) or alternate base rate, at Diamond’s option. In each case, margins may be subject to decrease if Diamond’s first lien leverage ratio is less than or equal to certain levels. The Diamond Debt Commitment Letter also provides for a quarterly commitment fee based on the average daily unused portion of the commitments under the Revolving Credit Facility during the applicable quarter, which fee is subject to decrease if Diamond’s first lien leverage ratio is less than or equal to a certain level. The Diamond Debt Commitment Letter contains indicative pricing for the loans under the Secured Bridge Facility and for the loans under the Unsecured Bridge Facility at rates based on an adjusted LIBOR.

Preferred Equity Commitment

In addition, Diamond Sports Holdings LLC, another indirect wholly-owned subsidiary of Sinclair and an indirect parent of Diamond (“Diamond Sports Holdings”), has obtained an equity financing commitment pursuant to a commitment letter (the “Preferred Equity Commitment Letter”) from JPMorgan Chase Funding, Inc., an affiliate of JPMorgan Chase Bank, N.A. (the “Preferred Equity Investor”) to purchase newly-issued perpetual preferred equity of Diamond Sports Holdings (“Preferred Equity”) for $1,025 million, prior to commitment and funding fees, the net proceeds of which will be used to fund a portion of the RSN Acquisition (the “Preferred Equity Financing”). In connection with the Preferred Equity Financing, Sinclair will enter into a guarantee of collection, in form and substance reasonably satisfactory to the Preferred Equity Investor, that will have recourse to Sinclair on a senior basis to the common equity of Sinclair and a subordinated basis to indebtedness of Sinclair.

The Preferred Equity will rank senior to all existing and future common equity of Diamond Sports Holdings, Sinclair, and any other direct or indirect parent of Diamond Sports Holdings (an “Intermediate HoldCo”), and shall rank senior to or on parity with other equity issued by Diamond Sports Holdings, Sinclair and any Intermediate HoldCo in the future, in each case with respect to dividend rights and rights upon liquidation.

The Preferred Equity will accrue an initial quarterly dividend commencing on the closing date of the RSN Acquisition of 1-Month LIBOR plus 8.00% per annum on the sum of (i) $1,025 million (the “Aggregate Liquidation Preference”) plus (ii) the amount of aggregate accrued and unpaid dividends as of the end of the immediately preceding dividend accrual period, payable, at Diamond Sports Holdings’ election, in cash or in kind through quarterly delivery of additional Preferred Equity, with the effect of increasing the Aggregate Liquidation Preference, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends. Dividends paid in cash will be entitled to a 0.50% per annum reduction in dividend rate. The Preferred Equity dividend rate will be subject to rate step-ups of 0.50% per annum per year, beginning on the 3rd anniversary of issuance; provided that the cumulative dividend rate will be capped at 1-Month LIBOR plus 10.50% per annum.

Diamond Sports Holdings may not redeem any of the Preferred Equity in the first 90 days following issuance. At its option, Diamond Sports Holdings may redeem some or all of the Preferred Equity from time to time at $1,000 per unit (the “Liquidation Preference”) multiplied by the applicable premium as follows (presented as a percentage of the Liquidation Preference): (i) 91 to 180 days following the issuance: 100%; (ii) 181 days following the issuance to the first anniversary of the issuance: 102%; (iii) between the first and second anniversary of the issuance: at a customary “make-whole” premium (i.e., the present value of 103% plus all required dividend payments due on such Preferred Equity through the second anniversary of the date of the issuance); (iv) between the second and third anniversary of the issuance: 103%; (v) between the third and the fourth anniversary of the issuance: 101%; and (vi) after the fourth anniversary of the issuance: 100%, in each case, plus accrued and unpaid dividends to, but excluding, the redemption date.

Diamond Sports Holdings shall not, and shall not permit its subsidiaries, directly or indirectly, to pay a dividend or make a distribution subject to limited exceptions, unless Diamond Sports Holdings applies 75% of the amount of such dividend or distribution payable to Diamond Sports Holdings or its subsidiaries (with the amount payable calculated on a pro rata basis based on their direct or indirect common equity ownership of Diamond) to make an offer to the holders of Preferred Equity to redeem the Preferred Equity (subject to certain redemption restrictions) at a price equal to 100% of the Liquidation Preference of such Preferred Equity, plus accrued and unpaid dividends up to, but excluding, the redemption date.

STG Debt Commitment

In addition, STG has obtained commitments from the Lenders pursuant to a commitment letter (the “STG Commitment Letter”) to amend STG’s existing credit agreement to provide a seven-year term loan facility of approximately $700.0 million (the “STG Term Loan Facility”), the proceeds of which will be used to fund a portion of the RSN Acquisition, and for the Lenders to refinance and/or replace STG’s existing revolving credit facility with a new revolving credit facility of $650.0 million (the “STG Revolving Credit Facility,” and together with the STG Term Loan Facility, the “STG Facilities”). All obligations under the STG Facilities will be guaranteed by Sinclair, certain of its subsidiaries and each of STG’s direct and indirect, existing and future restricted subsidiaries, subject to certain exceptions, and secured, subject to certain permitted liens and other agreed upon exceptions, by a perfected first priority interest in substantially all tangible and intangible assets of STG and the guarantors.

The STG Commitment Letter contains indicative pricing for loans under the STG Term Loan Facility of, at STG’s option, rates either based on an adjusted LIBOR or alternate base rate and for loans under the STG Revolving Credit Facility at the same interest rate as STG’s existing revolving credit facility. The STG Commitment Letter also provides for a quarterly commitment fee based on the average daily unused portion of the commitments under the STG Revolving Credit Facility during the applicable quarter, which fee may be subject to decrease if STG’s first lien leverage ratio is less than or equal to a certain level.

Both the documentation for the RSN Acquisition Financing and the STG Facilities shall contain customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of junior lien, unsecured and subordinated indebtedness, liens and dividends and other distributions, and customary events of default. Each of Diamond and STG will be required to maintain a certain first lien leverage ratio in connection with the Revolving Credit Facility and STG Revolving Credit Facility, respectively.

The aggregate proceeds of the RSN Acquisition Financing, the Preferred Equity Financing, and the STG Term Loan Facility, together with contributions of cash on the balance sheet of Sinclair and/or its subsidiaries, will be sufficient for Diamond to pay the purchase price in connection with the RSN Acquisition and to pay any associated fees, costs and expenses.

The consummation of each of the RSN Acquisition Financing, the Preferred Equity Financing and the STG Facilities is subject to the satisfaction or waiver of customary and limited closing conditions, including, in the case of the RSN Acquisition Financing and the STG Facilities (i) the negotiation of definitive documentation for such respective financing transaction; (ii) an 18 consecutive business day marketing period commencing no earlier than July 2, 2019 (with customary exclusions for holidays) for the Lenders to syndicate the Term Loan Facility, the Secured Bridge Facility (or the related notes), the Unsecured Bridge Facility (or the related notes) and the STG Term Loan Facility; (iii) that since the date of the Diamond Debt Commitment Letter and the STG Commitment Letter, there has been no material adverse effect on the RSN business; (iv) delivery of certain customary historical and pro forma financial statements with respect to the RSNs; (v) payment of all costs, fees, expenses and other compensation in connection with the RSN Acquisition Financing and STG Facilities; (vi) the accuracy of certain customary representations and warranties; and (vii) that the RSN Acquisition shall have been, or substantially simultaneously with the funding under the RSN Acquisition Financing, the Preferred Equity Financing and the STG Facilities shall be, consummated in accordance with the terms of the Purchase Agreement without giving effect to any amendments or waivers that are material and adverse to the Lenders or the Preferred Equity Investor, as applicable.

Each of the Diamond Debt Commitment Letter, the STG Commitment Letter and the Preferred Equity Commitment Letter expires on the earliest of (i) the date that is five business days after the Outside Date; (ii) the consummation of the RSN Acquisition and (iii) termination of the Purchase Agreement, except that with respect to the Preferred Equity Financing, the Preferred Equity Commitment Letter may not be terminated or cancelled within 90 days following the date of such commitment letter.

Furthermore, in connection with the RSN Acquisition Financing and the STG Facilities, the Lenders expect to receive certain customary fees, some of which are based on their pro rata participation under the Diamond Debt Commitment Letter and the STG Commitment Letter, as applicable, including certain fees payable depending on various circumstances and contingencies. Certain fees are also payable in connection with the Preferred Equity Financing. In addition, the terms of each of the RSN Acquisition Financing and the STG Facilities are subject to change pursuant to certain “market-flex” provisions in the applicable fee letters.

The Lenders act as lenders and agents under the existing senior secured credit facility of STG, and affiliates of the Lenders have acted as underwriters and initial purchasers of equity securities of Sinclair and debt securities of STG.

The foregoing descriptions of the RSN Acquisition Financing, Preferred Equity Financing and STG Facilities do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the commitment letters relating thereto, copies of which will be filed as exhibits to Sinclair’s Form 10-Q for the second quarter ended June 30, 2019 unless superseded by the definitive debt and equity documentation evidencing such commitments.

Item 7.01 Regulation FD Disclosure.

On May 3, 2019, Sinclair issued a press release in connection with the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act on 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Equity Purchase Agreement, dated as of May 3, 2019, by and among The Walt Disney Company, Fox Cable Networks, LLC and Diamond Sports Group, LLC.*

Exhibit 99.1	Press Release dated May 3, 2019.**

* All exhibits and schedules to the Equity Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

** Furnished pursuant to Item 7.01 of Form 8-K.

Additional Information

This communication is neither an offer to purchase nor a solicitation of an offer to sell any debt securities of Diamond or any other securities.

Forward-Looking Statements:

The matters discussed in this communication include forward-looking statements regarding, among other things, projections as to the anticipated benefits of the RSN Acquisition, the methods that will be used to finance the RSN Acquisition, the impact of the RSN Acquisition on anticipated financial results, and the closing date for the RSN Acquisition, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Sinclair. When used in this communication, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the timing to consummate the RSN Acquisition; the risk that a condition to closing of the RSN Acquisition may not be satisfied and the RSN Acquisition may not close; the risk that a regulatory approval that may be required for the RSN Acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the ability to achieve the value creation contemplated by the RSN Acquisition; management’s ability to promptly and effectively integrate the RSN business; and the diversion of management time on transaction-related issues, and any risk factors set forth in Sinclair’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this communication will occur. Sinclair undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: May 3, 2019